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                                                                  EXHIBIT (A)(9)

                           OFFER TO PURCHASE FOR CASH

                   UP TO 1,333,333 SHARES OF ITS COMMON STOCK
                          AT A PURCHASE PRICE OF $9.00

                                       OF

                             GIANT INDUSTRIES, INC.

         THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
                AT 5:00 P.M., EASTERN TIME, ON FEBRUARY 4, 2000,
                         UNLESS THE OFFER IS EXTENDED.

To the Participants in the Giant Industries, Inc. and
Affiliated Companies 401(k) Plan and Trust (the "401(k) Plan"):

     Enclosed for your consideration are the Offer to Purchase, dated December 21, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal which together constitute (the "Offer) setting forth Giant Industries, Inc.'s offer to purchase up to 1,333,333 shares of its Common Stock (the "Shares") at a purchase price of $9.00 per share. If you do not wish to direct the sale of any portion of the Shares reflected by units of the Stock Fund in your 401(K) Plan account (the "401(k) Shares"), you do not need to take any action. If you would like to direct the sale of some or all of such 401(k) Shares in response to this Offer, detailed instructions on how to tender are included in the enclosed materials.

     You must carefully follow the instructions below if you want to direct the tender of some or all of the Shares reflected by units of the Stock Fund in your 401(k) Plan account. Failure to follow such instructions properly may make you ineligible to direct the tender of such Shares in the Company's offer. We are the holder of record of the 401(k) Shares held by the Stock Fund. A tender of such 401(k) Shares can be made only by us as the holder of record. Pursuant to your instructions, we will complete a Letter of Transmittal with respect to 401(k) Shares reflected by your units of the Stock Fund as you direct us, as trustee of the 401(k) Plan (the "401(k) Plan Trustee"), through our agent, Management Information Services (the "Agent"), to tender on your behalf.

     BECAUSE THE TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL WILL GOVERN THE TENDER OF THE 401(K) SHARES, YOU SHOULD READ THE LETTER OF TRANSMITTAL CAREFULLY. THE LETTER OF TRANSMITTAL, HOWEVER, IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER 401(K) SHARES HELD BY US IN THE STOCK FUND.

     401(k) Shares that are not purchased in the Company's offer because of the proration process as described below and in the Offer to Purchase (or for any other reason) will remain in or be returned to the Stock Fund. We request instructions, through the Agent, as to whether you wish us to tender any or all of the Shares that reflect units of the Stock Fund allocated to your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal. Your attention is invited to the following:

          (1) You may direct the tender of Shares at a price of $9.00.

          (2) The Offer is for up to 1,333,333 Shares, constituting approximately 12.9% of the total Shares outstanding as of December 20, 1999. Although it has no present intention of so doing, the Company reserves the right to purchase more or less than 1,333,333 Shares pursuant to the Offer. The Offer is not conditioned upon any minimum number of Shares being tendered. The Offer is, however, conditional on other factors.
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          (3) The Offer, proration period and withdrawal rights will expire at
     5:00 P.M., Eastern Time, on February 4, 2000, unless the Offer is extended. SHOULD YOU WISH TO DIRECT THE TENDER OF ALL OR ANY OF YOUR 401(K) SHARES THAT REFLECT UNITS OF THE STOCK FUND ALLOCATED TO YOUR ACCOUNT, YOU SHOULD INSTRUCT US OF YOUR INTENTIONS IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF AND IN ANY EVENT NO LATER THAN 5:00 P.M. ON JANUARY 27, 1999. If you would like to direct the withdrawal from the tender of the 401(k) Shares that we have tendered, you can do so as long as the Offer remains open or at any time after February 17, 2000 if they have not been accepted for payment.

          (4) As described in the Offer to Purchase, if more than 1,333,333 Shares have been validly tendered at the Purchase Price and not properly withdrawn on or prior to the Expiration Date, as defined in Section 1 of the Offer to Purchase, the Company will prorate the number of Shares it purchases from each person who tenders Shares. This means that the Company will not purchase all of the 401(K) Shares that you directed to be tendered under these circumstances. In the event of proration, the Company will purchase Shares in the following order of priority:

             (a) all Shares validly tendered at the Purchase Price and not properly withdrawn on or prior to the Expiration Date by any stockholder (an "Odd Lot Owner") who owned beneficially or of record an aggregate of fewer than 100 Shares (not including any Shares held pursuant to the Company's ESOP Plan or 401(k) Plan) as of the close of business on December 20, 1999, if such stockholder tenders all of his or her Shares; and

             (b) after purchase of all of the foregoing Shares, all other Shares (including any ESOP Shares or 401(k) Shares) validly tendered at the Purchase Price and not properly withdrawn on or prior to the Expiration Date on a pro rata basis, if necessary (with appropriate rounding adjustments to avoid purchases of fractional Shares);

          (5) Any stock transfer taxes applicable to the sale of Shares to the Company pursuant to the Offer will be paid by the Company, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

          (6) Tendering stockholders will not be obligated to pay any brokerage commissions, solicitation fees or, subject to Instruction 6 of the Letter of Transmittal, stock transfer taxes on the Company's purchase of Shares pursuant to the Offer.

          (7) If you wish to direct the tender of all or a portion of the 401(k) Shares, you must notify the Agent on our behalf. We must submit a Letter of Transmittal.

     NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER ALL OR ANY SHARES. STOCKHOLDERS MUST MAKE THEIR OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER.

     The Offer is being made to all holders of Shares solely pursuant to the Offer to Purchase and the related Letter of Transmittal. This Offer is not being made to (nor will any tender of Shares be accepted from or on behalf of) holders in any jurisdiction in which the making of the Offer or the acceptance of any tender of Shares therein would not be in compliance with the laws of such jurisdiction. The Company may, at its discretion, take such action as it may deem necessary for the Company to make the Offer in any such jurisdiction and extend the Offer to holders in such jurisdiction. In any jurisdiction the securities or blue sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Company by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

     IN ORDER TO DIRECT THE TENDER OF 401(K) SHARES, YOU MUST COMPLETE, EXECUTE, DETACH AND RETURN THE ATTACHED INSTRUCTION FORM TO THE AGENT IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BY THE EXPIRATION OF THE OFFER AND IN ANY EVENT NO LATER THAN 5:00 P.M., EASTERN

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TIME, ON JANUARY 27, 2000. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS
EXPIRE AT 5:00 P.M., EASTERN TIME, ON FEBRUARY 4, 2000, UNLESS THE COMPANY EXTENDS THE OFFER. SHARES THAT ARE TENDERED AFTER THIS DEADLINE, AND SHARES THAT ARE OTHERWISE INVALIDLY TENDERED, WILL NOT BE ACCEPTED. AN ENVELOPE TO RETURN YOUR INSTRUCTION FORM TO THE AGENT IS ENCLOSED. IF YOU DIRECT US, THROUGH THE AGENT, TO TENDER YOUR 401(K) SHARES, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE INDICATED ON THE ATTACHED INSTRUCTION FORM.

     As more fully described in the Offer to Purchase, tenders will be deemed irrevocable unless withdrawn by the dates specified therein. If you instruct the 401(k) Plan Trustee, through the Agent, to tender 401(k) Shares, and you subsequently decide to change your instructions, you may do so by submitting a written notice of change of instruction to the Agent. The notice of change of instruction will be effective only if it is received by the Agent AT OR BEFORE 5:00 P.M., EASTERN TIME, ON JANUARY 27, 2000. Upon receipt of a timely notice of change of instruction to the Agent, previous instructions to tender with respect to such Shares will be deemed canceled. If you later wish to re-tender Shares, you may call the Agent at the above number and submit a new Instruction Form. If you have any questions about the Offer or any of the other matters discussed above, please call Corporate Investor Communications, Inc., the Information Agent, at (877) 393-4959.

                                          Sincerely,

                                          Fidelity Management Trust Company

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                                INSTRUCTION FORM
        FOR SHARES HELD BY FIDELITY MANAGEMENT TRUST COMPANY, AS TRUSTEE
                       OF THE GIANT INDUSTRIES, INC. AND
                   AFFILIATED COMPANIES 401(K) PLAN AND TRUST

                      INSTRUCTIONS FOR TENDER OF SHARES OF

                             GIANT INDUSTRIES, INC.

  THIS FORM IS TO BE RETURNED TO MANAGEMENT INFORMATION SYSTEMS, THE AGENT OF FIDELITY MANAGEMENT TRUST COMPANY (THE "AGENT"). AN ENVELOPE TO RETURN THIS
                   INSTRUCTION FORM TO THE AGENT IS ENCLOSED.

     The undersigned acknowledge(s) receipt of the letter from Fidelity Management Trust Company, as trustee of the 401(k) Plan, and the enclosed Offer to Purchase (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the offer by Giant Industries, Inc., a Delaware corporation (the "Company"), to purchase up to 1,333,333 shares (or such lesser number of shares as are validly tendered) of its common stock, $.01 par value (the "Shares"), at $9.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

     This will instruct you to tender to the Company, on (our) (my) behalf, the proportion of 401(k) Shares indicated below (or if no number is indicated below, all 401(k) Shares) that reflect units of the Stock Fund allocated to my 401(k) Plan account, upon the terms and subject to the conditions of Offer.

PROPORTION OF 401(K) SHARES TO BE TENDERED THAT REFLECT UNITS OF THE STOCK FUND
                 ALLOCATED TO MY ACCOUNT (CANNOT EXCEED 100%):
                                     ____%*

  * Unless otherwise indicated, it will be assumed that all 401(k) Shares that reflect units of the Stock
               Fund allocated to your account are to be tendered.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING 401(K) PLAN PARTICIPANT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

                                   SIGN HERE:

Signature(s):
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Print Name(s):
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Address(es):
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                              (INCLUDING ZIP CODE)

Telephone Number:
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Taxpayer Identification or Social Security Number:
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Date:
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